                                                          EXHIBIT 23.7

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4, No. 33-00000) and related Prospectus of ProNet Inc. for the registration $100,000,000 of 11 7/8% Senior Subordinated Notes due 2005 and to the incorporation by reference therein of our report dated April 13, 1995, with respect to the financial statements of Signet Paging of Charlotte, Inc. included in ProNet Inc.'s Current Report on
Form 8-K/A dated May 12, 1995, both filed with the Securities and Exchange Commission.


/s/ Greer & Walker, L.L.P.


July 3, 1995
Charlotte, North Carolina